EXHIBIT 99.1

To Form 8-K dated July 26, 2012

NEWS RELEASE

SEACOAST BANKING CORPORATION OF FLORIDA

Dennis S. Hudson, III

Chairman and Chief Executive Officer

Seacoast Banking Corporation of Florida

(772) 288-6085

William R. Hahl

Executive Vice President/

Chief Financial Officer

(772) 221-2825

SEACOAST REPORTS SECOND QUARTER RESULTS

Highlights compared to a year ago

•      Demand deposit balances increased 22.3%

•      Noninterest income (excluding securities gains) grew 14.8%

•     Other real estate owned declined by 72%

•     Nonperforming assets decline to 2.64% of assets

•     Risk-based capital ratio of 18.4%

STUART, FL., July 26, 2012 – Seacoast Banking Corporation of Florida (NASDAQ-NMS: SBCF) (the “Company”) today reported a net loss for the quarter ended June 30, 2012 of $2.335 million compared with net income of $1.113 million one year earlier. The net loss for the first six months of 2012 was $1.397 million compared with net income of $1.471 million in the first six months of 2011. Including preferred stock dividends and accretion of $937,000, the net loss applicable to common shareholders was $3.272 million or $0.03 per average common diluted share for the second quarter 2012, compared to net income of $176,000 or $0.00 per average common diluted share for the second quarter of 2011.

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New household acquisition was strong again during the second quarter 2012. New personal retail checking relationships opened during the quarter rose 23.7 percent compared to the same quarter in 2011.  Likewise, new commercial business checking deposit relationships opened increased by 65.5 percent compared with the same quarter one year ago.  Along with the new relationships, our programs have improved market share, increased average services per household and improved customer retention.

We were pleased to complete all of the previously announced sales related to a substantial portion of foreclosed properties during the quarter. In addition, market conditions permitted us to negotiate and close additional foreclosed property sales during the quarter. As a result, other real estate owned fell by 54% during the quarter and 72% compared with one year earlier to $7.2 million at June 30, 2012. This represents the lowest level of other real estate owned since 2008. Nonperforming assets (loans on nonaccrual and other real estate owned) to total assets fell to 2.64% compared with 3.46% one year earlier.

During the quarter we also continued to review our remaining problem loan assets and took substantial write downs and added additional specific reserves for certain loan assets which we determined late in the quarter could potentially be liquidated over the balance of this year. As a result, the provision for loan losses was $6,455,000 for the quarter compared with $902,000 one year earlier. Nonperforming loans in the second quarter totaled 3.97 percent of loans outstanding nearly unchanged from 3.88 percent at June 30, 2011.

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The decision to further accelerate our problem loan liquidation activities was part of a larger project initiated during the quarter to improve earnings in the near term. We are currently evaluating a combination of additional actions we intend to take, including office consolidations, revenue enhancements, acceleration of growth initiatives and a variety of cost-saving opportunities.

“Our growth initiatives have proven to be effective as demonstrated by strong performance during the quarter and over the last year in household build, core deposit growth and revenue improvements. We are pleased with the steady improvement in asset quality, and we intend to make further improvements at a faster pace which will also help us achieve expense savings. While we are pleased with having produced four consecutive quarters of profitability prior to this quarter, we are taking action to restore higher levels of profitability while also recognizing the need to continue to support our growth initiatives,” said Dennis S. Hudson, III, Chairman and Chief Executive Officer. In addition, our franchise picks up value as total customer funding (total deposits and repurchase agreements, excluding certificates of deposits) increases. Customer funding was up $200 million or 15.9 percent compared to June 30, 2011 and totaled $1.456 billion at June 30, 2012.”

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	2012	2011
(Dollars in thousands)	Second Quarter	Second Quarter	Change

Customer Relationship Funding (Period End)
Demand deposits (noninterest bearing)	$393,681	$321,876	22.3%
NOW	420,449	385,640	9.0
Savings deposits	156,019	125,221	24.6
Money market accounts	346,191	320,510	8.0
Time certificates of deposit	373,244	528,214	(29.3)
Total Deposits	1,689,584	1,681,461	0.5

Sweep repurchase agreements	139,489	102,827	35.7

Total core customer funding (1)	1,455,829	1,256,074	15.9

(1) Total deposits and sweep repurchase agreements, excluding certificates of deposits.

The Company’s retail and business core deposit focus has produced strong growth in valuable deposit customer relationships and has resulted in increased balances and improved deposit mix. Small business and commercial relationship growth initiatives are also starting to produce improved loan growth. The improved deposit mix and lower rates paid on interest bearing deposits during the second quarter reduced the overall cost of total deposits to 0.37 percent, 9 basis points lower than in the first quarter 2012 and 33 basis points lower than the second quarter 2011.

Additional highlights include:

•	Mortgage banking revenue in the second quarter 2012 was up $279,000 or 44.8 percent compared to first quarter 2012, and up $393,000 or 77.2 percent over the prior year due to higher volume and spreads;

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•	Interchange income totaled $1,154,000 for the quarter, an increase of $83,000 or 7.7 percent compared to first quarter 2012 and up $159,000 or 16.0 percent over the prior year;
•	Total noninterest bearing deposits at June 30, 2012 comprised 23.3 percent of total deposits, up from 19.1 percent a year ago;
•	Checking account household growth was 7.1 percent annualized for the first half of 2012 compared to 3.5 percent annualized for the same period in 2011;
•	Regulatory capital ratios remained strong with the total risk based capital ratio of 18.4 percent (estimated) at June 30, 2012, compared with 18.6 percent in the prior quarter; and
•	Wealth management fees were up $55,000 or 6.8 percent linked quarter.

Over the last two years, the Company has experienced strong growth in core deposit customer relationships since implementing its growth strategy. A total of 10,635 new households started banking with Seacoast over the past 12 months, up 19.7 percent over the same period one year earlier. These new households have opened 10,382 new checking accounts, an increase of 21.9 percent over the number of new accounts opened during the prior twelve months. These new relationships have also increased services and average balances per household.

These results reflect our relationship-based growth strategy which will continue to strengthen our valuable customer franchise in the state of Florida. This strategy will continue to serve us well in the current environment and was designed to position the franchise for added earnings growth in a more typical yield curve environment and as excess liquidity is deployed into higher rate earning assets.

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Average total deposits for the second quarter ended June 30, 2012 totaled $1.7 billion, up slightly compared to June 30, 2011 and first quarter 2012. Compared to the prior year, the mix of deposits continued to improve with run-off of customers with single-service certificates of deposits offset by increases in lower cost and no cost deposits. The mix of deposits improved with low cost interest bearing NOW and savings deposits increasing $11.4 million or 5.1 percent annualized, and average demand deposits increasing $32.7 million or 37.0 percent annualized compared to the first quarter 2012. Average demand deposits increased $57.2 million or 17.3 percent compared with second quarter a year ago. The average cost of interest bearing core deposits (NOW, savings and MMDA) during the second quarter was 0.18 percent, down 13 basis points from the second quarter of 2011. Interest rates paid on certificate of deposit rates were also lower compared to the second quarter last year and totaled 1.12 percent during the second quarter 2012, a decline of 62 basis points. The average cost of total interest bearing liabilities was 0.59 percent, down 9 basis points compared to the first quarter 2012 and 36 basis points lower than the second quarter of 2011.

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Net interest income for the quarter totaled $16.0 million, down $534,000 compared to the prior year. The decline in net interest income this quarter was a result of lower yields due to Federal Reserve policy to lower interest rates, partially offset by lower deposit costs and lower rates paid on interest bearing liabilities. The net interest margin for the second quarter totaled 3.17 percent, down 16 basis points compared to the first quarter of 2012 and down 19 basis points compared to the second quarter 2011. In the first and second quarters of 2012, a portion of the investment portfolio was sold to manage interest rate risk and price risk. This also reduced net interest income compared to prior periods. Over the past 12 months, the net interest margin was aided by much lower nonperforming assets and lower costs for interest bearing liabilities, offset by lower asset yields caused by Federal Reserve actions to stimulate economic growth.  In addition the net interest margin continues to be negatively impacted by higher levels of overnight liquidity and short-term investments.  Interest bearing deposit costs decreased 11 basis points to 0.47 percent during the second quarter 2012, and the total cost of interest bearing liabilities decreased from 0.95 percent for the second quarter 2011 to 0.59 percent in the second quarter 2012.  The mix in deposits continues to improve, which strengthens the net interest margin, and is a result of our tactical activities designed to attract, onboard and retain new personal and business relationships.  Noninterest bearing demand deposits increased to 23.3 percent of total deposits from 19.1 percent a year ago, and total transaction accounts and customer sweep repurchase accounts now account for more than two-thirds of total customer relationship funding.

Loan growth has improved over the last twelve months with total loans outstanding increasing year-over-year by $32.4 million or 2.7 percent. Loan growth improved due to new loan production, excluding loans originated for sale, which totaled $243.5 million, which was offset by nonperforming loan resolutions and increased principal prepayments. Loan production over the last year has consisted primarily of commercial loans with average balances of approximately $350,600 comprised of owner occupied real estate loans amortizing adjustable rate prime residential loans with initial interest rates fixed for 3, 5 and 7-year terms, and consumer installment loans as follows:

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Residential loans	$138,600,000
Commercial loans	68,000,000
Consumer loans	36,900,000
$243,500,000

The Company recorded a provision for loan losses in the second quarter 2012 of $6.5 million compared to $0.9 million for the second quarter of 2011. The allowance for loan losses as a percentage of loans was 2.02 percent at June 30, 2012, compared to 2.01 percent for the first quarter this year and 2.63 percent at June 30, 2011. The higher provision for loan losses resulted from our decision to accelerate plans to liquidate underperforming loans more quickly than originally planned. Current quarter net loan charge-offs totaled $6.3 million compared to $4.0 million for the second quarter 2011 and $3.4 million for the first quarter 2012.

Second quarter 2012 noninterest income, excluding securities gains, was up $282,000 or 5.7% compared to the first quarter and was up $672,000 or 14.8% compared to the second quarter of 2011. Mortgage banking fees increased by $279,000 compared to the first quarter of 2012 with revenues of $902,000, and were $393,000 higher than the second quarter 2011. Aggregate service charges on deposits and interchange income were up when compared to the first quarter 2012 and last year’s second quarter as a result of the increases in new business and retail households. Combined, these deposit account-related revenues totaled $2.6 million in the second quarter, up $100,000 or 3.9 percent compared with second quarter 2011.

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(Dollars in thousands)	Q-2 2012	Q-1 2012	Q-4 2011	Q-3 2011	Q-2 2011
Noninterest Income:

Service charges on deposit accounts	$1,487	$1,461	$1,599	$1,675	$1,546
Trust income	564	573	530	541	517
Mortgage banking fees	902	623	680	556	509
Brokerage commissions and fees	298	234	258	321	223
Marine finance fees	244	330	333	229	349
Interchange income	1,154	1,071	953	969	995
Other deposit based EFT fees	84	99	78	71	79
Other	486	546	452	344	329
	5,219	4,937	4,883	4,706	4,547
Securities gains	3,615	3,374	1,083	137	0
Total	$8,834	$8,311	$5,966	$4,843	$4,547

The Company’s residential lending group has produced solid, quality mortgage loan growth in 2012. A total of 409 applications were accepted in the second quarter 2012 for total loans of $95.2 million, and 784 applications were taken in the first six months for $186.1 million. A total of $26 million in residential mortgage loans were sold in the second quarter of 2012. Over the first six months of 2012, a total of $47 million in residential mortgage loans were sold, and $67 million were added to the portfolio.

Core operating expenses were nearly unchanged for the quarter, but were up by $2.1 million over the prior year, related mainly to the overall growth initiatives.

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(Dollars in thousands)	Q-2 2012	Q-1 2012	Q-4 2011	Q-3 2011	Q-2 2011

Noninterest Expense:

Salaries and wages	$7,435	$7,055	$7,301	$6,902	$6,534
Employee benefits	1,916	2,010	1,447	1,391	1,437
Outsourced data processing costs	1,834	1,721	1,677	1,685	1,699
Telephone / data lines	297	289	285	286	319
Occupancy expense	1,943	1,882	1,795	1,967	1,919
Furniture and equipment expense	607	495	525	555	618
Marketing expense	677	926	947	551	667
Legal and professional fees	1,637	1,776	1,299	1,496	1,585
FDIC assessments	707	706	679	687	688
Amortization of intangibles	196	201	212	211	212
Other	2,314	2,163	2,264	1,947	1,812
Total Core Operating Expense	19,563	19,224	18,431	17,678	17,490

Net loss on OREO	790	1,959	1,254	906	441
Asset dispositions expense	368	527	275	479	1,142
Total	$20,721	$21,710	$19,960	$19,063	$19,073

Total noninterest expenses were up $1.6 million in the second quarter of 2012 compared to a year ago. Salaries wages and benefit expenses were higher by $1.4 million as a result of adding lending production personnel and increased incentive payments due to higher revenues generated from wealth management and residential lending production. Costs associated with outsourced data processing services were also higher as a result of the increased account levels associated with household growth. Total expenses remain elevated due to the continued costs associated with the management and disposal of nonperforming assets.

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The Company will host a conference call on Friday, July 27, 2012 at 9:00 a.m. (Eastern Time) to discuss its earnings results and business trends. Investors may call in (toll-free) by dialing (888) 517-2458 (access code: 7659998; leader: Dennis S. Hudson). Charts will be used during the conference call and may be accessed at the Company’s website at www.seacoastbanking.net by selecting Presentations under the heading Investor Services. A replay of the conference call will be available beginning the afternoon of July 27 by dialing (888) 843-7419 (domestic), using the passcode 7659998.

Alternatively, individuals may listen to the live webcast of the presentation by visiting the Company’s website at www.seacoastbanking.net. The link to the live audio webcast is located in the subsection Presentations under the heading Investor Relations. Beginning the afternoon of July 27, 2012, an archived version of the webcast can be accessed from this same subsection of the website. This webcast will be archived and available for one year.

Seacoast Banking Corporation of Florida has approximately $2.1 billion in assets. It is one of the largest independent commercial banking organizations in Florida, headquartered on Florida’s Treasure Coast, one of the wealthiest and fastest growing areas in the nation.

Cautionary Notice Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements about future financial and operating results, ability to realized deferred tax assets, cost savings, enhanced revenues, economic and seasonal conditions in our markets, and improvements to reported earnings that may be realized from cost controls and for integration of banks that we have acquired, as well as statements with respect to Seacoast’s objectives, expectations and intentions and other statements that are not historical facts. Actual results may differ from those set forth in the forward-looking statements.

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Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of Seacoast to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements.

You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “support”, “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “further”, “point to,” “project,” “could,” “intend” or other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the effects of future economic and market conditions, including seasonality; governmental monetary and fiscal policies, as well as legislative, tax and regulatory changes; changes in accounting policies, rules and practices; the risks of changes in interest rates on the level and composition of deposits, loan demand, liquidity and the values of loan collateral, securities, and interest sensitive assets and liabilities; interest rate risks, sensitivities and the shape of the yield curve; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; and the failure of assumptions underlying the establishment of reserves for possible loan losses. The risks of mergers and acquisitions, include, without limitation: unexpected transaction costs, including the costs of integrating operations; the risks that the businesses will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; the potential failure to fully or timely realize expected revenues and revenue synergies, including as the result of revenues following the merger being lower than expected; the risk of deposit and customer attrition; any changes in deposit mix; unexpected operating and other costs, which may differ or change from expectations; the risks of customer and employee loss and business disruption, including, without limitation, as the result of difficulties in maintaining relationships with employees; increased competitive pressures and solicitations of customers by competitors; as well as the difficulties and risks inherent with entering new markets.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2011 under “Special Cautionary Notice Regarding Forward-Looking Statements” and “Risk Factors”, and otherwise in our SEC reports and filings. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC’s Internet website at http://www.sec.gov.

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FINANCIAL HIGHLIGHTS (Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Three Months Ended		Six Months Ended
(Dollars in thousands,	June 30,		June 30,
except share data)	2012	2011	2012	2011
Summary of Earnings
Net income (loss)	$(2,335)	$1,113	$(1,397)	$1,471
Net income (loss) available to common shareholders	(3,272)	176	(3,271)	(403)

Net interest income (1)	16,052	16,596	32,741	33,114

Performance Ratios
Return on average assets-GAAP basis (2), (3)	(0.44)%	0.21%	(0.13)%	0.14%
Return on average tangible assets (2), (3), (4)	(0.42)	0.24	(0.11)	0.17

Return on average shareholders' equity-GAAP basis (2), (3)	(5.56)	2.68	(1.68)	1.79

Net interest margin (1), (2)	3.17	3.36	3.25	3.42

Per Share Data
Net income (loss) diluted-GAAP basis	$(0.03)	$0.00	$(0.03)	$0.00
Net income (loss) basic-GAAP basis	(0.03)	0.00	(0.03)	0.00

Cash dividends declared	0.00	0.00	0.00	0.00

	June 30,		Increase/
	2012	2011	(Decrease)
Credit Analysis
Net charge-offs year-to-date	$9,690	$8,055	20.3%
Net charge-offs to average loans	1.59%	1.32%	20.5
Loan loss provision year-to-date	$8,760	$1,542	468.1
Allowance to loans at end of period	2.02%	2.63%	(23.2)

Nonperforming loans	$48,482	$46,165	5.0
Other real estate owned	7,219	25,877	(72.1)
Total non-performing assets	$55,701	$72,042	(22.7)

Restructured loans (accruing)	$54,842	$60,238	(9.0)

Nonperforming assets to loans and other real estate owned at end of period	4.53%	5.93%	(23.6)

Nonperforming assets to total assets	2.64%	3.46%	(23.7)

Selected Financial Data
Total assets	$2,106,514	$2,082,863	1.1
Securities available for sale (at fair value)	562,691	611,231	(7.9)
Securities held for investment (at amortized cost)	17,122	25,159	(31.9)
Net loans	1,196,719	1,157,714	3.4
Deposits	1,689,584	1,681,461	0.5
Total shareholders' equity	165,453	171,148	(3.3)
Common shareholders' equity	117,332	124,276	(5.6)
Book value per share common	1.24	1.33	(6.8)
Tangible book value per share	1.73	1.80	(3.9)
Tangible common book value per share (5)	1.22	1.30	(6.2)
Average shareholders' equity to average assets	7.87%	8.06%	(2.4)
Tangible common equity to tangible assets (5), (6)	5.49	5.84	(6.0)

Average Balances (Year-to-Date)
Total assets	$2,129,949	$2,057,099	3.5
Less: intangible assets	2,086	2,921	(28.6)
Total average tangible assets	$2,127,863	$2,054,178	3.6

Total equity	$167,665	$165,748	1.2
Less: intangible assets	2,086	2,921	(28.6)
Total average tangible equity	$165,579	$162,827	1.7

(1)	Calculated on a fully taxable equivalent basis using amortized cost.
(2)	These ratios are stated on an annualized basis and are not necessarily indicative of future periods.
(3)	The calculation of ROA and ROE do not include the mark-to-market unrealized gains (losses) because the unrealized gains (losses) are not included in net income (loss).
(4)	The Company believes that return on average assets and equity excluding the impacts of noncash amortization expense on intangible assets is a better measurement of the Company's trend in earnings growth.
(5)	The Company defines tangible common equity as total shareholders equity less preferred stock and intangible assets.
(6)	The ratio of tangible common equity to tangible assets is a non-GAAP ratio used by the investment community to measure capital adequacy.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Dollars in thousands, except per share data)	2012	2011	2012	2011

Interest on securities:
Taxable	$3,309	$4,575	$7,644	$8,251
Nontaxable	23	38	47	85
Interest and fees on loans	14,707	15,476	29,481	31,689
Interest on federal funds sold and other investments	267	198	484	431
Total Interest Income	18,306	20,287	37,656	40,456

Interest on deposits	418	643	867	1,235
Interest on time certificates	1,133	2,307	2,633	4,655
Interest on borrowed money	748	796	1,507	1,569
Total Interest Expense	2,299	3,746	5,007	7,459

Net Interest Income	16,007	16,541	32,649	32,997
Provision for loan losses	6,455	902	8,760	1,542
Net Interest Income After Provision for Loan Losses	9,552	15,639	23,889	31,455

Noninterest income:
Service charges on deposit accounts	1,487	1,546	2,948	2,988
Trust income	564	517	1,137	1,040
Mortgage banking fees	902	509	1,525	904
Brokerage commissions and fees	298	223	532	543
Marine finance fees	244	349	574	647
Interchange income	1,154	995	2,225	1,886
Other deposit based EFT fees	84	79	183	169
Other	486	329	1,032	579
	5,219	4,547	10,156	8,756
Securities gains, net	3,615	0	6,989	0
Total Noninterest Income	8,834	4,547	17,145	8,756

Noninterest expenses:
Salaries and wages	7,435	6,534	14,490	13,085
Employee benefits	1,916	1,437	3,926	3,037
Outsourced data processing costs	1,834	1,699	3,555	3,221
Telephone / data lines	297	319	586	608
Occupancy	1,943	1,919	3,825	3,865
Furniture and equipment	607	618	1,102	1,211
Marketing	677	667	1,603	1,419
Legal and professional fees	1,637	1,585	3,413	3,342
FDIC assessments	707	688	1,413	1,647
Amortization of intangibles	196	212	397	424
Asset dispositions expense	368	441	895	1,527
Net loss on other real estate owned and repossessed assets	790	1,142	2,749	1,591
Other	2,314	1,812	4,477	3,763
Total Noninterest Expenses	20,721	19,073	42,431	38,740

Income (Loss) Before Income Taxes	(2,335)	1,113	(1,397)	1,471
Provision for income taxes	0	0	0	0

Net Income (Loss)	(2,335)	1,113	(1,397)	1,471
Preferred stock dividends and accretion on preferred stock discount	937	937	1,874	1,874
Net Income (Loss) Available to Common Shareholders	$(3,272)	$176	$(3,271)	$(403)

Per share of common stock:

Net income (loss) diluted	$(0.03)	$0.00	$(0.03)	$0.00
Net income (loss) basic	(0.03)	0.00	(0.03)	0.00
Cash dividends declared	0.00	0.00	0.00	0.00

Average diluted shares outstanding	94,452,317	93,492,169	94,423,611	93,475,523
Average basic shares outstanding	93,667,231	93,492,169	93,642,680	93,475,523

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	June 30,	December 31,	June 30,
(Dollars in thousands, except share data)	2012	2011	2011

Assets
Cash and due from banks	$29,333	$41,136	$28,782
Interest bearing deposits with other banks	190,302	125,945	138,109
Total Cash and Cash Equivalents	219,635	167,081	166,891

Securities:
Available for sale (at fair value)	562,691	648,362	611,231
Held for investment (at amortized cost)	17,122	19,977	25,159
Total Securities	579,813	668,339	636,390

Loans available for sale	11,186	6,795	4,758

Loans, net of deferred costs	1,221,354	1,208,074	1,188,945
Less: Allowance for loan losses	(24,635)	(25,565)	(31,231)
Net Loans	1,196,719	1,182,509	1,157,714

Bank premises and equipment, net	35,044	34,227	34,892
Other real estate owned	7,219	20,946	25,877
Other intangible assets	1,892	2,289	2,713
Other assets	55,006	55,189	53,628
	$2,106,514	$2,137,375	$2,082,863

Liabilities and Shareholders' Equity
Liabilities
Deposits
Demand deposits (noninterest bearing)	$393,681	$328,356	$321,876
NOW	420,449	469,631	385,640
Savings deposits	156,019	133,578	125,221
Money market accounts	346,191	319,152	320,510
Other time certificates	207,062	244,886	274,565
Brokered time certificates	7,130	4,558	7,532
Time certificates of $100,000 or more	159,052	218,580	246,117
Total Deposits	1,689,584	1,718,741	1,681,461

Federal funds purchased and securities sold under agreements to repurchase, maturing within 30 days	139,489	136,252	102,827
Borrowed funds	50,000	50,000	50,000
Subordinated debt	53,610	53,610	53,610
Other liabilities	8,378	8,695	23,817
	1,941,061	1,967,298	1,911,715

Shareholders' Equity
Preferred stock - Series A	48,121	47,497	46,872
Common stock	9,477	9,469	9,354
Additional paid in capital	222,391	222,048	221,760
Accumulated deficit	(117,423)	(114,152)	(111,849)
Treasury stock	(32)	(13)	(4)
	162,534	164,849	166,133
Accumulated other comprehensive gain, net	2,919	5,228	5,015
Total Shareholders' Equity	165,453	170,077	171,148
	$2,106,514	$2,137,375	$2,082,863

Common Shares Outstanding	94,779,981	94,686,801	93,541,902

Note: The balance sheet at December 31, 2011 has been derived from the audited financial statements at that date.

CONSOLIDATED QUARTERLY FINANCIAL DATA (Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	QUARTERS
	2012		2011		Last 12
(Dollars in thousands, except per share data)	Second	First	Fourth	Third	Months
Net income	$(2,335)	$938	$2,548	$2,648	$3,799

Operating Ratios
Return on average assets-GAAP basis (2),(3)	(0.44)%	0.18%	0.48%	0.51%	0.18%
Return on average tangible assets (2),(3),(4)	(0.42)	0.20	0.51	0.54	0.21

Return on average shareholders' equity-GAAP basis (2),(3)	(5.56)	2.26	6.17	6.33	2.29

Net interest margin (1),(2)	3.17	3.33	3.42	3.44	3.34
Average equity to average assets	7.90	7.85	7.86	8.07	7.92

Credit Analysis
Net charge-offs	$6,275	$3,415	$3,268	$2,830	$15,788
Net charge-offs to average loans	2.05%	1.13%	1.07%	0.94%	1.30%
Loan loss provision	$6,455	$2,305	$432	$0	$9,192
Allowance to loans at end of period	2.02%	2.01%	2.12%	2.35%

Restructured loans (accruing)	$54,842	57,665	71,611	72,751

Nonperforming loans	$48,482	41,716	28,526	32,627
Other real estate owned	7,219	15,530	20,946	23,702
Nonperforming assets	$55,701	$57,246	$49,472	$56,329
Nonperforming assets to loans and other real estate owned at end of period	4.53%	4.65%	4.03%	4.57%
Nonperforming assets to total assets	2.64	2.64	2.31	2.75
Nonaccrual loans and accruing loans 90 days or more past due to loans outstanding at end of period	3.97	3.43	2.36	2.70

Per Share Common Stock
Net income (loss) diluted-GAAP basis	$(0.03)	$0.00	$0.02	$0.02	$0.00
Net income (loss) basic-GAAP basis	(0.03)	0.00	0.02	0.02	$0.00

Cash dividends declared	-	-	-	-	$-
Book value per share common	1.24	1.30	1.29	1.31

Average Balances
Total assets	$2,133,713	$2,126,186	$2,085,466	$2,054,856
Less: Intangible assets	1,988	2,184	2,392	2,605
Total average tangible assets	$2,131,725	$2,124,002	$2,083,074	$2,052,251

Total equity	$168,457	$166,874	$163,857	$165,845
Less: Intangible assets	1,988	2,184	2,392	2,605
Total average tangible equity	$166,469	$164,690	$161,465	$163,240

(1)	Calculated on a fully taxable equivalent basis using amortized cost.
(2)	These ratios are stated on an annualized basis and are not necessarily indicative of future periods.
(3)	The calculation of ROA and ROE do not include the mark-to-market unrealized gains (losses), because the unrealized gains (losses) are not included in net income (loss).
(4)	The Company believes that return on average assets and equity excluding the impacts of noncash amortization expense on intangible assets is a better measurement of the Company's trend in earnings growth.

	June 30,	December 31,	June 30,
SECURITIES	2012	2011	2011

U.S. Treasury and U.S. Government Agencies	$1,714	$1,724	$4,224
Mortgage-backed	560,070	645,471	602,882
Obligations of states and political subdivisions	907	1,167	1,400
Other securities	0	0	2,725
Securities Available for Sale	562,691	648,362	611,231

Mortgage-backed	8,962	12,315	16,448
Obligations of states and political subdivisions	6,660	6,662	7,711
Other securities	1,500	1,000	1,000
Securities Held for Investment	17,122	19,977	25,159
Total Securities	$579,813	$668,339	$636,390

	June 30,	December 31,	June 30,
LOANS	2012	2011	2011
Construction and land development	$57,228	$49,184	$49,193
Real estate mortgage	1,057,551	1,054,599	1,039,997
Installment loans to individuals	50,133	50,611	51,351
Commercial and financial	56,220	53,105	48,012
Other loans	222	575	392
Total Loans	$1,221,354	$1,208,074	$1,188,945

AVERAGE BALANCES, YIELDS AND RATES (1) (Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2012				2011
	Second Quarter		First Quarter		Second Quarter
	Average	Yield/	Average	Yield/	Average	Yield/
(Dollars in thousands)	Balance	Rate	Balance	Rate	Balance	Rate

Assets
Earning assets:
Securities:
Taxable	$552,501	2.40%	$620,666	2.79%	$591,265	3.10%
Nontaxable	2,055	6.81	2,223	6.48	3,518	6.48
Total Securities	554,556	2.41	622,889	2.81	594,783	3.11

Federal funds sold and other investments	248,944	0.43	179,337	0.49	163,847	0.48

Loans, net	1,231,239	4.81	1,213,796	4.91	1,221,388	5.09

Total Earning Assets	2,034,739	3.63	2,016,022	3.87	1,980,018	4.12

Allowance for loan losses	(23,677)		(25,104)		(33,425)
Cash and due from banks	31,795		36,513		29,513
Premises and equipment	34,197		34,237		35,368
Other assets	56,659		64,518		72,384

	$2,133,713		$2,126,186		$2,083,858

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
NOW (2)	$423,240	0.16%	$432,515	0.17%	$392,514	0.26%
Savings deposits	152,333	0.10	140,941	0.11	123,759	0.11
Money market accounts (2)	336,392	0.26	327,071	0.28	319,098	0.45
Time deposits	406,292	1.12	443,538	1.36	530,906	1.74
Federal funds purchased and other short term borrowings	146,510	0.25	147,413	0.23	105,134	0.27
Other borrowings	103,610	2.55	103,610	2.61	103,610	2.81

Total Interest-Bearing Liabilities	1,568,377	0.59	1,595,088	0.68	1,575,021	0.95

Demand deposits (noninterest-bearing)	388,060		355,362		330,858
Other liabilities	8,819		8,862		11,637
Total Liabilities	1,965,256		1,959,312		1,917,516

Shareholders' equity	168,457		166,874		166,342

	$2,133,713		$2,126,186		$2,083,858

Interest expense as a % of earning assets		0.45%		0.54%		0.76%
Net interest income as a % of earning assets		3.17		3.33		3.36

(1)	On a fully taxable equivalent basis. All yields and rates have been computed on an annualized basis using amortized cost. Fees on loans have been included in interest on loans. Nonaccrual loans are included in loan balances.
(2)	Certain reclassifications have been made to prior years' presentations to conform to the current year presentation.

CONSOLIDATED QUARTERLY FINANCIAL DATA (Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2012		2011
(Dollars in thousands)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter

Customer Relationship Funding (Period End)
Demand deposits (noninterest bearing)	$393,681	$394,532	$328,356	$324,256	$321,876
NOW accounts	420,449	436,712	469,631	391,318	385,640
Money market accounts	346,191	330,409	319,152	327,654	320,510
Savings savings accounts	156,019	148,068	133,578	128,543	125,221
Time certificates of deposit	373,244	427,738	468,024	489,503	528,214
Total Deposits	1,689,584	1,737,459	1,718,741	1,661,274	1,681,461

Sweep repurchase agreements	139,489	149,316	136,252	106,562	102,827
Total core customer funding (1)	1,455,829	1,459,037	1,386,969	1,278,333	1,256,074

(1)	Total deposits and sweep repurchase agreements, excluding certificates of deposits.

QUARTERLY TRENDS - LOANS AT END OF PERIOD (Dollars in Millions) (Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2011				2012
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr
Construction and land development
Residential
Condominiums	$0.5	$-	$-	$-	$-	$-
Townhomes	-	-	-	-	-	-
Single family residences	-	-	-	-	-	-
Single family land and lots	6.6	6.5	6.4	6.2	6.0	5.9
Multifamily	6.1	5.7	5.5	5.1	4.9	4.7
	13.2	12.2	11.9	11.3	10.9	10.6
Commercial
Office buildings	-	-	-	0.2	0.3	-
Retail trade	-	-	-	-	-	-
Land	33.9	10.3	10.2	9.3	9.2	10.7
Industrial	-	-	-	-	-	-
Healthcare	-	-	-	-	-	-
Churches and educational facilities	-	-	-	0.1	0.3	0.3
Lodging	-	-	-	-	-	-
Convenience stores	0.5	0.6	0.6	1.7	1.4	1.4
Marina	-	-	-	-	-	-
Other	-	-	-	-	-	-
	34.4	10.9	10.8	11.3	11.2	12.4
Individuals
Lot loans	20.8	19.4	18.6	17.9	18.4	17.6
Construction	7.3	6.7	6.4	8.7	13.5	16.6
	28.1	26.1	25.0	26.6	31.9	34.2
Total construction and land development	75.7	49.2	47.7	49.2	54.0	57.2

Real estate mortgages
Residential real estate
Adjustable	308.6	314.3	324.4	334.1	341.6	359.4
Fixed rate	86.6	88.8	92.8	97.0	96.2	95.4
Home equity mortgages	67.7	63.1	63.6	60.2	59.5	58.3
Home equity lines	57.4	56.9	55.1	54.9	53.0	50.8
	520.3	523.1	535.9	546.2	550.3	563.9
Commercial real estate
Office buildings	121.3	120.0	122.0	119.6	118.0	113.4
Retail trade	150.6	149.6	146.1	140.6	139.3	128.5
Industrial	76.3	68.5	72.5	70.7	70.0	72.0
Healthcare	26.6	26.3	29.6	38.8	40.2	42.0
Churches and educational facilities	28.6	28.2	27.8	27.4	27.0	26.7
Recreation	2.8	2.8	2.7	3.2	3.1	3.1
Multifamily	14.2	16.8	15.4	9.4	8.8	8.3
Mobile home parks	2.5	2.4	2.2	2.2	2.1	2.1
Lodging	21.7	20.0	19.8	19.6	19.4	19.3
Restaurant	4.2	4.3	4.3	4.7	4.6	4.7
Agricultural	9.2	9.2	8.9	8.8	7.6	7.4
Convenience stores	20.1	20.0	19.8	15.1	15.5	15.4
Marina	21.7	21.5	21.4	21.3	21.6	21.5
Other	27.4	27.3	26.9	27.0	29.3	29.3
	527.2	516.9	519.4	508.4	506.5	493.7
Total real estate mortgages	1,047.5	1,040.0	1,055.3	1,054.6	1,056.8	1,057.6

Commercial & financial	51.5	48.0	53.5	53.1	54.6	56.2

Installment loans to individuals
Automobile and trucks	10.1	9.5	9.2	8.7	8.2	8.1
Marine loans	19.4	20.2	21.6	19.9	21.1	20.8
Other	20.9	21.6	20.9	22.0	21.5	21.3
	50.4	51.3	51.7	50.6	50.8	50.2

Other	0.3	0.4	0.3	0.6	0.2	0.2
	$1,225.4	$1,188.9	$1,208.5	$1,208.1	$1,216.4	$1,221.4

QUARTERLY TRENDS - INCREASE (DECREASE) IN LOANS BY QUARTER (Dollars in Millions) (Unauduited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2011				2012
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr
Construction and land development
Residential
Condominiums	$(0.4)	$(0.5)	$-	$-	$-	$-
Townhomes	-	-	-	-	-	-
Single family residences	-	-	-	-	-	-
Single family land and lots	(0.4)	(0.1)	(0.1)	(0.2)	(0.2)	(0.1)
Multifamily	-	(0.4)	(0.2)	(0.4)	(0.2)	(0.2)
	(0.8)	(1.0)	(0.3)	(0.6)	(0.4)	(0.3)
Commercial
Office buildings	-	-	-	0.2	0.1	(0.3)
Retail trade	-	-	-	-	-	-
Land	0.3	(23.6)	(0.1)	(0.9)	(0.1)	1.5
Industrial	-	-	-	-	-	-
Healthcare	-	-	-	-	-	-
Churches and educational facilities	-	-	-	0.1	0.2	-
Lodging	-	-	-	-	-	-
Convenience stores	0.3	0.1	-	1.1	(0.3)	-
Marina	-	-	-	-	-	-
Other	-	-	-	-	-	-
	0.6	(23.5)	(0.1)	0.5	(0.1)	1.2
Individuals
Lot loans	(3.6)	(1.4)	(0.8)	(0.7)	0.5	(0.8)
Construction	0.2	(0.6)	(0.3)	2.3	4.8	3.1
	(3.4)	(2.0)	(1.1)	1.6	5.3	2.3
Total construction and land development	(3.6)	(26.5)	(1.5)	1.5	4.8	3.2

Real estate mortgages
Residential real estate
Adjustable	5.3	5.7	10.1	9.7	7.5	17.8
Fixed rate	4.0	2.2	4.0	4.2	(0.8)	(0.8)
Home equity mortgages	(5.7)	(4.6)	0.5	(3.4)	(0.7)	(1.2)
Home equity lines	(0.3)	(0.5)	(1.8)	(0.2)	(1.9)	(2.2)
	3.3	2.8	12.8	10.3	4.1	13.6
Commercial real estate
Office buildings	(0.7)	(1.3)	2.0	(2.4)	(1.6)	(4.6)
Retail trade	(0.9)	(1.0)	(3.5)	(5.5)	(1.3)	(10.8)
Industrial	(1.7)	(7.8)	4.0	(1.8)	(0.7)	2.0
Healthcare	(3.4)	(0.3)	3.3	9.2	1.4	1.8
Churches and educational facilities	(0.2)	(0.4)	(0.4)	(0.4)	(0.4)	(0.3)
Recreation	(0.1)	-	(0.1)	0.5	(0.1)	-
Multifamily	(8.2)	2.6	(1.4)	(6.0)	(0.6)	(0.5)
Mobile home parks	-	(0.1)	(0.2)	-	(0.1)	-
Lodging	(0.2)	(1.7)	(0.2)	(0.2)	(0.2)	(0.1)
Restaurant	(0.3)	0.1	-	0.4	(0.1)	0.1
Agricultural	(1.4)	-	(0.3)	(0.1)	(1.2)	(0.2)
Convenience stores	1.5	(0.1)	(0.2)	(4.7)	0.4	(0.1)
Marina	(0.2)	(0.2)	(0.1)	(0.1)	0.3	(0.1)
Other	(0.6)	(0.1)	(0.4)	0.1	2.3	-
	(16.4)	(10.3)	2.5	(11.0)	(1.9)	(12.8)
Total real estate mortgages	(13.1)	(7.5)	15.3	(0.7)	2.2	0.8

Commercial & financial	2.7	(3.5)	5.5	(0.4)	1.5	1.6

Installment loans to individuals
Automobile and trucks	(0.8)	(0.6)	(0.3)	(0.5)	(0.5)	(0.1)
Marine loans	(0.4)	0.8	1.4	(1.7)	1.2	(0.3)
Other	-	0.7	(0.7)	1.1	(0.5)	(0.2)
	(1.2)	0.9	0.4	(1.1)	0.2	(0.6)

Other	-	0.1	(0.1)	0.3	(0.4)	-
	$(15.2)	$(36.5)	$19.6	$(0.4)	$8.3	$5.0